EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors
GS Carbon Corporation

We consent to the incorporation by reference in this Registration Statement of GS Carbon Corporation on Form S-8 of our report dated April 12, 2006 on the audited consolidated financial statements of GS Carbon Corporation (formerly known as "DirectView, Inc. & Subsidiary) and Subsidiaries for the years ended December 31, 2005 and 2004.

                                        /s/ Sherb & Co., LLP
                                            ---------------------------
                                            Sherb & Co., LLP
                                            Certified Public Accountants

Boca Raton, Florida
March 22, 2007